Exhibit 99.1

U.S. Physical Therapy Reports Record Results for 2009

Earnings Guidance for 2010 Provided

HOUSTON--(BUSINESS WIRE)--March 4, 2010--U.S. Physical Therapy, Inc. (NasdaqGS: USPH), a national operator of outpatient physical therapy clinics, today reported results for the quarter and year ended December 31, 2009.

U.S. Physical Therapy’s net income for the year ended December 31, 2009 was $11.8 million, or $1.00 per diluted share, as compared to $10.0 million, or $.83 per diluted share in 2008. For the fourth quarter 2009 net income increased to $2.3 million, or $.19 per diluted share, as compared to $2.2 million, or $.19 per diluted share, in the fourth quarter of 2008.

Year 2009 compared to Year 2008

  For the year ended December 31, 2009, net revenue increased 7.3% from $187,686,000 in 2008 to $201,409,000 due to a 1.8% increase in patient visits from 1,866,000 to 1,899,000 and an increase in average net patient revenue per visit of $4.80, or 4.9%, from $98.05 to $102.85.
  Gross margin increased 220 basis points to 25.7% from 23.5%. Total clinic operating costs were $149,678,000 or 74.3% of net revenue as compared to $143,588,000 or 76.5% of net revenue in 2008. Clinic salaries and related costs as a percentage of net revenue were 52.5% for 2009 versus 53.4% for 2008. Rent, clinic supplies, contract labor and other costs as a percentage of net revenue were 20.1% for 2009 versus 21.2% for 2008. The provision for doubtful accounts was 1.7% of net revenue versus 1.6% for the prior year.
  Corporate office costs were 11.6% of net revenue for 2009 versus 10.8% for 2008. Corporate office costs were $23,304,000 in 2009 versus $20,222,000 in 2008. The 2009 figure includes $1,645,000 related to a three year long-term incentive plan that ended December 31, 2009.
  Operating income increased by $4,551,000, or 19.1%, to $28,427,000 from $23,876,000 for 2008. The operating income margin percentage of 14.1% was a 140 basis point improvement as compared to 12.7% for 2008.
  Provision for income taxes as a percentage of income from operations less net income attributable to non-controlling interests was 40.8% for 2009 compared to 39.4% for 2008. This increase is due to a non-tax deductible portion of the expense related to the long-term incentive plan.
  Net income attributable to common shareholders rose 17.6% from $10,004,000 in 2008 to $11,767,000 in 2009. Diluted earnings per share increased by 20.5% to $1.00 from $.83.
  Same store revenues for de novo and acquired clinics open for one year or more increased 2.6%. Same store visits decreased by 2.2% while the average net rate per visit increased by 4.8%.
  During 2009 the Company opened 18 new de novo clinics. Ten clinics were closed during the year. The Company ended 2009 with a total of 368 clinics.

Fourth Quarter 2009 compared to Fourth Quarter 2008

  Net revenue increased 5.4% from $47,814,000 to $50,416,000 due an increase in average net patient revenue per visit of $5.24, or 5.3%, from $98.68 to $103.92 offset by a two-tenths of a percent decrease in patient visits from 470,000 to 469,000.
  Gross margin increased 250 basis points to 24.9% from 22.4%. Total clinic operating costs were $37,873,000, or 75.1% of net revenue, as compared to $37,114,000, or 77.6% of net revenue, in the 2009 fourth quarter. Clinic salaries and related costs as a percentage of net revenue remained at 53.7% for the fourth quarter of 2009 and 2008. Rent, clinic supplies, contract labor and other costs as a percentage of net revenue were 19.9% for the 2009 fourth quarter versus 21.5% for the 2008 comparable period. The provision for doubtful accounts was 1.5% of net revenue in the fourth quarter 2009 as compared to 1.8% in the 2008 fourth quarter.
  Corporate office costs were 12.4% of net revenue for the 2009 quarter versus 10.6% for the 2008 quarter. Corporate office costs were $6,255,000 in the fourth quarter of 2009 versus $5,052,000 in the 2008 fourth quarter. The increase is primarily the result of higher incentive compensation expense including accruals related to the Company’s long-term incentive plan as described above.
  Operating income increased by $640,000, or 11.3%, to $6,288,000 from $5,648,000 for the 2008 fourth quarter. The operating income margin percentage of 12.5% compares to 11.8% for the fourth quarter 2008.
  Provision for income taxes as a percentage of income from operations less net income attributable to non-controlling interests was 46.9% for the 2009 fourth quarter compared to 39.4% for the 2008 fourth quarter. This increase is due to a non-tax deductible portion of the expense related to the long-term incentive plan.
  Net income attributable to common shareholders rose from $2,233,000 in the fourth quarter 2008 to $2,290,000 in the fourth quarter 2009. Diluted earnings per share remained at $.19.
  Same store revenues for de novo and acquired clinics open for one year or more, increased 1.8%. Same store visits decreased by 3.4% while the average net rate per visit increased by 5.3%.
  During the fourth quarter of 2009, the Company opened four new de novo clinics and closed three clinics.

Chris Reading, Chief Executive Officer, said, “The year 2009 was a very good one for U.S. Physical Therapy with a majority of our partnerships achieving improvement in their performance. This occurred at a time when business in general in the United States was struggling due to the economy. Our focus on enhancing value was the driver behind adding programs and services which resulted in numerous metric improvements. Our continued focus on internal expansion coupled with acquisitions should enable USPH to continue to build on the Company’s momentum of the past several years.”

Larry McAfee, Chief Financial Officer, noted, “U.S. Physical Therapy produced strong net cash flow in 2009. Despite opening 18 new clinics, deploying $5.6 million in cash for USPH common stock repurchases, and utilizing $3.5 million for earn-out payments and the acquisition of minority interests, the Company’s combined credit line borrowings and notes payable were reduced by $12.4 million during the year from $13.8 million at year end 2008 down to $1.4 million as of the close of 2009.”

Earnings Guidance for 2010

U.S. Physical Therapy expects the Company’s earnings for the full year 2010 to be in the range of $13.4 million to $14.2 million in net income and $1.14 to $1.20 in diluted earnings per share. This earnings range assumes that there is no permanent pricing reduction for outpatient physical therapy services under Medicare. The Company does not intend to provide quarterly guidance. The annual guidance figures will not be updated unless there is a material development that causes management to believe that earnings will be significantly outside the given range.

U.S. Physical Therapy's management will host a conference call at 10:30 am Eastern Time, 9:30 am Central Time on Thursday, March 4, 2010 to discuss the Company’s Fourth Quarter and Year 2009 results. Interested parties may participate in the call by dialing 1-888-335-5539 or 973-582-2857 and enter reservation number 50754132 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed for approximately 120 days at this website.

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes,” “expects,” “intends,” “plans,” “appear,” “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we project. Included among such statements are those relating to opening new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

  revenue and earnings expectations;
  general economic conditions;
  general economic, business and regulatory conditions including federal and state regulations;
  changes as the result of government enacted national healthcare reform;
  availability and cost of qualified physical and occupational therapists;
  personnel productivity;
  changes in Medicare guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;
  competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain clinics and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;
  changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;
  maintaining adequate internal controls;
  availability, terms, and use of capital;
  acquisitions and the successful integration of the operations of the acquired businesses; and
  weather and other seasonal factors.

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see our periodic reports filed with the Securities and Exchange Commission (the "SEC") for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer accurate.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 372 clinics in 43 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, non-surgical treatment of osteoarthritis, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups. U.S. Physical Therapy was named to Forbes list of America’s 200 Best Small Companies for 2009.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)

Net patient revenues	$48,789	$46,409	$195,322	$182,939
Management contract revenues and other revenues	1,627	1,405	6,087	4,747
Net revenues	50,416	47,814	201,409	187,686

Clinic operating costs:
Salaries and related costs	27,081	25,686	105,737	100,269
Rent, clinic supplies, contract labor and other	10,012	10,301	40,502	39,814
Provision for doubtful accounts	772	843	3,348	3,073
Closure costs	8	284	91	432
Total clinic operating costs	37,873	37,114	149,678	143,588

Corporate office costs	6,255	5,052	23,304	20,222

Operating income	6,288	5,648	28,427	23,876

Interest and other income, net	1	10	8	260
Interest expense	(58)	(121)	(352)	(542)

Income from operations	6,231	5,537	28,083	23,594
Provision for income taxes	2,024	1,451	8,109	6,505
Net income including noncontrolling interests	4,207	4,086	19,974	17,089

Less: net income attributable to noncontrolling interests	(1,917)	(1,853)	(8,207)	(7,085)
Net income attributable to common shareholders	$2,290	$2,233	$11,767	$10,004

Earnings per share attributable to common shareholders:
Basic	$0.20	$0.19	$1.01	$0.84
Diluted	$0.19	$0.19	$1.00	$0.83

Shares used in computation:
Basic	11,612	11,985	11,703	11,907
Diluted	11,815	12,017	11,807	12,055

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Numerator:
Net income attributable to common shareholders	$2,290	$2,233	$11,767	$10,004

Denominator:
Denominator for basic earnings per share -
weighted-average shares	11,612	11,985	11,703	11,907
Effect of dilutive securities -
Stock options	203	32	104	148
Denominator for diluted earnings per share -
adjusted weighted-average shares	11,815	12,017	11,807	12,055

Earnings per share attributable to common shareholders:
Basic	$0.20	$0.19	$1.01	$0.84
Diluted	$0.19	$0.19	$1.00	$0.83

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	December 31,	December 31,
	2009	2008
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$6,429	$10,113
Patient accounts receivable, less allowance for doubtful accounts of $1,830 and $2,275, respectively
	22,300	25,853
Accounts receivable - other, less allowance for doubtful accounts of $42 and $ - , respectively
	1,331	898
Other current assets	2,784	1,857
Total current assets	32,844	38,721

Fixed assets:
Furniture and equipment	31,973	30,947
Leasehold improvements	19,012	18,061
	50,985	49,008
Less accumulated depreciation and amortization	36,646	33,167
	14,339	15,841
Goodwill	57,247	55,886
Other intangible assets, net	5,955	6,452
Other assets	869	1,347
	$111,254	$118,247

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable - trade	$1,292	$1,481
Accrued expenses	12,284	11,752
Current portion of notes payable	1,013	1,380
Total current liabilities	14,589	14,613
Notes payable	-	1,012
Revolving line of credit	400	11,400
Deferred rent	1,027	1,103
Other long-term liabilities	3,013	2,297
Total liabilities	19,029	30,425

Commitments and contingencies

Shareholders' equity:
U.S. Physical Therapy, Inc. shareholders's equity:
Preferred stock, $.01 par value, 500,000 shares authorized, no shares issued and outstanding
	-	-
Common stock, $.01 par value, 20,000,000 shares authorized, 13,828,470 and 14,252,053 shares issued, respectively
	138	142
Additional paid-in capital	37,629	43,648
Retained earnings	81,213	69,446
Treasury stock at cost, 2,214,737 shares	(31,628)	(31,628)
Total U.S. Physical Therapy, Inc. shareholders' equity	87,352	81,608
Noncontrolling interests	4,873	6,214
Total equity	92,225	87,822
	$111,254	$118,247

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Year Ended December 31,
	2009	2008
	(unaudited)
OPERATING ACTIVITIES
Net income including noncontrolling interests	$19,974	$17,089
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operating activities:

Depreciation and amortization	5,897	5,966
Provision for doubtful accounts	3,348	3,073
Equity-based awards compensation expense	1,573	1,574
Loss on sale or abandonment of assets	122	247
Excess tax benefit from exercise of stock options	(44)	(128)
Recognition of deferred rent subsidies	(492)	(431)
Deferred income tax	714	1,922
Other	-	88
Changes in operating assets and liabilities:
Decrease (increase) in patient accounts receivable	165	(1,566)
(Increase) decrease in accounts receivable - other	(468)	252
(Increase) in other assets	(680)	(257)
Increase in accounts payable and accrued expenses	420	1,873
Increase in other liabilities	415	470
Net cash provided by operating activities	30,944	30,172

INVESTING ACTIVITIES
Purchase of fixed assets	(3,876)	(4,299)
Purchase of businesses, net of cash acquired	(1,178)	(19,589)
Acquisitions of noncontrolling interests	(2,329)	(1,096)
Proceeds on sale of fixed assets	57	108
Net cash used in investing activities	(7,326)	(24,876)

FINANCING ACTIVITIES
Distributions to noncontrolling interests	(9,438)	(7,295)
Purchase and retire of common stock	(5,586)	-
Proceeds from revolving line of credit	24,450	20,900
Payments on revolving line of credit	(35,450)	(16,500)
Payment of notes payable	(1,379)	(887)
Excess tax benefit from stock options exercised	44	128
Proceeds from exercise of stock options	57	495
Net cash used in financing activities	(27,302)	(3,159)

Net (decrease) increase in cash and cash equivalents	(3,684)	2,137
Cash and cash equivalents - beginning of period	10,113	7,976
Cash and cash equivalents - end of period	$6,429	$10,113

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for :
Income taxes	$8,445	$4,400
Interest	$324	$484
Non-cash investing and financing transactions during the period:
Purchase of business - seller financing portion	$-	$1,507

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
RECAP OF CLINIC DEVELOPMENT ACTIVITY

					Number
					of
	Opened	Acquired	Sold	Closed	Clinics

Year Ended, December 31, 2006	30	8	(1)	(31)	292

First Quarter 2007, March 31, 2007	3	--	--	(2)	293

Second Quarter 2007, June 30, 2007	6	--	--	(1)	298

Third Quarter 2007, September 30, 2007	2	52	--	(6)	346

Fourth Quarter 2007, December 31, 2007	6	--	--	(3)	349

Year Ended, December 31, 2007	17	52	--	(12)	349

First Quarter 2008, March 31, 2008	4	1	--	(3)	351

Second Quarter 2008, June 30, 2008	7	9	--	(3)	364

Third Quarter 2008, September 30, 2008	3	--	(1)	(2)	364

Fourth Quarter 2008, December 31, 2008	2	4	--	(10)	360

Year Ended, December 31, 2008	16	14	(1)	(18)	360

First Quarter 2009, March 31, 2009	6	-	-	(1)	365

Second Quarter 2009, June 30, 2009	3	-	-	(2)	366

Third Quarter 2009, September 30, 2009	5	-	-	(4)	367

Fourth Quarter 2009, December 31, 2009	4	-	-	(3)	368

Year Ended, December 31, 2009	18	-	-	(10)	368

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, Chief Financial Officer
Chris Reading, Chief Executive Officer
(713) 297-7000
or
The Ruth Group
Stephanie Carrington / Amy Glynn
(646) 536-7017 / 7023